Exhibit 99.1

Western Alliance Reports Fourth Quarter 2012 Net Income of $32.1 Million, or $0.37 Per Share; Full Year Net Income of $72.8 Million, or $0.83 Per Share

PHOENIX--(BUSINESS WIRE)--January 24, 2013--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the fourth quarter 2012.

Fourth Quarter 2012 Highlights:

  Net income of $32.1 million, an increase of 107.1% compared to $15.5 million for the third quarter 2012 and more than quadruple compared to $7.1 million for the fourth quarter 2011
  Net income of $18.9 million for the fourth quarter 2012, excluding $14.8 million net effect from certain transactions which include the effect of the bargain purchase gain on Western Liberty, $1.9 million of securities gains, $0.9 million net legal settlements, $5.6 million accrued disposition costs related to affinity credit card services, and $1.2 million large loan prepayment fee2
  Earnings per share of $0.37, compared to $0.18 per share for the third quarter 2012 and $0.07 per share in the fourth quarter 2011
  Earnings per share of $0.22 for the fourth quarter 2012, excluding $0.15 per share net effect from certain transactions which include the effect of the bargain purchase gain on Western Liberty, $0.02 per share securities gains, $0.01 per share net legal settlements, $0.04 per share accrued disposition cost related to affinity credit card services and $0.01 per share for loan prepayment fee2
  Pre-tax, pre-provision operating earnings of $36.8 million, up from $33.4 million in third quarter 2012 and up 16.8% from $31.5 million in fourth quarter 20111
  Net interest margin of 4.55% compared to 4.41% in the third quarter of 2012 and 4.51% in the fourth quarter 2011
  Total loans of $5.71 billion, up $376 million from September 30, 2012, and up $929 million from December 31, 2011, including $91 million increase from acquisition of Western Liberty Bancorp in October 2012
  Total deposits of $6.46 billion, up $293 million from September 30, 2012, and up $797 million from December 31, 2011, including $117 million increase from acquisition of Western Liberty Bancorp
  Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 2.4% of total assets from 2.7% in third quarter 2012 and from 2.6% in fourth quarter 2011
  Net loan charge-offs (annualized) to average loans outstanding increased to 0.99% from 0.70% in the third quarter 2012, including 0.19% percent for the write down of the affinity credit card portfolio to fair value

  Tier I Leverage capital of 10.1% and Total Risk-Based Capital ratio of 12.6%, compared to 9.8% and 12.6% a year ago
  Total equity of $759.6 million, up $61.6 million from September 30, 2012, and up $122.9 million from December 31, 2011
  Acquisition of Western Liberty Bancorp increased total assets by $195.5 million and bargain purchase gain of $17.6 million. Pursuant to accounting guidance acquired net assets are reflected at estimated fair value. The estimated fair value of certain net assets are preliminary and subject to a measurement period adjustment.

Financial Performance

“2012 was a great year for our Company,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “Quarter after quarter, we achieved high quality loan growth, consistently funded by low-cost core deposits. Meanwhile, our asset quality ratios and operating efficiency improved as well. This strong performance culminated in an exceptional fourth quarter in which we augmented our strong organic growth with the successful acquisition of Western Liberty Bancorp, helping to propel our earnings to $32 million.”

Sarver continued, “This strong finish to 2012, delivered by our team at Western Alliance, has given us powerful momentum as we head into 2013.”

Ken Vecchione, President and Chief Operating Officer, added, “In 2012, our Company again executed its growth strategy by reporting double-digit top line revenue growth for the third consecutive year, and growth in operating revenue as it has every year since it went public in 2005. This rising revenue, when coupled with our lower credit costs and increased efficiency, has given us considerable leverage to drive earnings per share higher, as we did to 83 cents last year.”

Western Alliance Bancorporation reported net income of $32.1 million, or $0.37 per share, in the fourth quarter 2012 including a $0.5 million charge from repossessed assets valuations/sales, $2.7 million of merger/restructure charges, a $17.6 million bargain purchase gain from the acquisition of Western Liberty Bancorp, and $1.9 million gains from securities.

Full year net income was $72.8 million compared to $31.5 million in 2011. Full year earnings per share were $0.83 compared to $0.19 for 2011.

Total loans increased $376 million to $5.71 billion at December 31, 2012 from $5.33 billion on September 30, 2012. This increase was primarily driven by growth in commercial and industrial loans and commercial real estate loans. Loans increased $929 million, 19.4 percent from December 31, 2011.

Total deposits increased $293 million to $6.46 billion at December 31, 2012 from $6.16 billion at September 30, 2012, with growth in all account types primarily in certificates of deposits and non-interest-bearing demand. Deposits increased $797 million, or 14.1 percent from December 31, 2011.

Income Statement

Net interest income of $77.5 million in the fourth quarter 2012, an increase of 7.8 percent compared to the third quarter 2012 and 12.7 percent compared to the fourth quarter 2011. The Company’s net interest margin in the fourth quarter 2012 was 4.55 percent compared to 4.41 percent in the third quarter 2012 and 4.51 percent in the fourth quarter 2011.

Operating non-interest income was $5.1 million for the fourth quarter 2012, a decrease from $5.4 million for the third quarter of 2012 and $5.6 million for the fourth quarter of 2011.1

Net revenue was $82.5 million for the fourth quarter 2012, up from $77.3 million for the third quarter of 2012 and an increase of 11.0 percent from $74.3 million for the fourth quarter 2011.1

Operating non-interest expense was $45.8 million for the fourth quarter 2012, compared to $43.9 million for the third quarter of 2012 and $42.8 million for the fourth quarter of 2011.1 The Company’s operating efficiency ratio on a tax equivalent basis was 53.5 percent for the fourth quarter 2012, improved from 56.5 percent for the fourth quarter 2011.1

The Company had 982 full-time equivalent employees December 31, 2012, compared to 942 one year ago.

A key performance metric for the Company is its pre-tax, pre-provision operating earnings, which it defines as net operating revenue less its operating non-interest expense. For the fourth quarter 2012, the Company’s performance on this metric was $36.8 million, up from $33.4 million in the third quarter 2012 and $31.5 million in the fourth quarter 2011.1

The provision for credit losses was $11.5 million for the fourth quarter 2012, compared to $8.9 million for the third quarter 2012. The provision for the fourth quarter of 2011 was $13.1 million. Net loan charge-offs in the fourth quarter 2012 were $13.5 million, or 0.99 percent of average loans (annualized), up from 0.70 percent of average loans (annualized) for the third quarter 2012. Net charge-offs for the fourth quarter 2011 were $14.1 million, or 1.24% of average loans (annualized).

Nonaccrual loans decreased $16.5 million to $104.7 million during the quarter. Loans past due 90 days and still accruing interest totaled $1.4 million at December 31, 2012, down from $1.7 million at September 30, 2012 and from $2.6 million at December 31, 2011. Loans past due 30-89 days, still accruing interest totaled $16.6 million at quarter end, up from $10.2 million at September 30, 2012 and from $13.7 million at December 31, 2011.

Classified assets to Tier I capital plus allowance for credit losses, a common regulatory measure of asset quality, improved to 34 percent at December 31, 2012 from 39 percent at December 31, 2011.1

Net loss on sales and valuation of repossessed assets (primarily other real estate) was $0.5 million for the fourth quarter of 2012 compared to $0.1 million for the third quarter 2012 and $7.7 million in the fourth quarter 2011. At December 31, 2012, other repossessed assets were valued at $77 million compared to $78 million at September 30, 2012 and $89 million one year ago.

During the quarter, the Company completed its acquisition of Western Liberty Bancorp, which increased assets, loans and deposits by $195 million, $91 million, and $117 million, respectively, and recorded a gain on bargain purchase of $17.6 million. The Company issued 3.0 million shares in conjunction with closing this transaction.

The Company transferred its remaining $34 million in affinity credit card receivables to loans held for sale during the quarter and recognized a loan charge-off of $2.6 million in a markdown to fair value. Disposition costs of $1.6 million (net of tax) were also recognized in discontinued operations.

Balance Sheet

Gross loans totaled $5.71 billion at December 31, 2012, an increase of $376 million from September 30, 2012 and an increase of $929 million from $4.78 billion at December 31, 2011. At December 31, 2012, the allowance for credit losses was 1.67 percent of total loans down from 1.83 percent at September 30, 2012 and 2.07 percent at December 31, 2011.

Deposits totaled $6.46 billion at December 31, 2012, an increase of $293 million from $6.16 billion at September 30, 2012 and an increase of $797 million from $5.66 billion at December 31, 2011.

Non-interest bearing deposits increased $92 million to $1.93 billion at December 31, 2012 from September 30, 2012 and increased $375 million from $1.56 billion at December 31, 2011. Non-interest bearing deposits comprised 29.9 percent of total deposits at December 31, 2012, compared to 27.5 percent a year ago. At December 31, 2012, the Company’s loans were 88.5 percent of deposits compared to 86.5 percent at September 30, 2012 and 84.5 percent at December 31, 2011.

Stockholders’ equity at December 31, 2012 increased to $759.6 million from $698.0 million at September 30, 2012, of which $32 million was due to the issuance of shares to complete the Western Liberty Bancorp acquisition. At December 31, 2012, tangible common equity was 7.8 percent of tangible assets1 and total risk-based capital was 12.6 percent of risk-weighted assets.

Total assets increased to $7.62 billion at December 31, 2012 from $7.40 billion at September 30, 2012 and increased 11.4 percent from $6.84 billion at December 31, 2011.

Operating Unit Highlights

Bank of Nevada reported that loans increased by $122 million during the fourth quarter of 2012, and increased $324 million during the last 12 months to $2.18 billion at December 31, 2012. Deposits increased by $161 million in the fourth quarter of 2012 and $192 million over the last twelve months to $2.57 billion. This growth was mostly due to the acquisition of Service 1st Bank of Nevada (former subsidiary of Western Liberty merged into Bank of Nevada). Net income for Bank of Nevada was $7.6 million for the fourth quarter 2012, compared with net income of $5.8 million for the third quarter of 2012 and net income of $1.2 million during the fourth quarter 2011.

Western Alliance Bank (doing business as Alliance Bank of Arizona and First Independent Bank) reported loan growth of $166 million during the fourth quarter 2012 and $392 million during the last 12 months to $2.04 billion. Deposits increased $74 million in the fourth quarter and $347 million during the last 12 months to $2.22 billion. Net income for Western Alliance Bank was $10.4 million during the fourth quarter 2012 compared with net income of $8.8 million during the third quarter of 2012 and net income of $5.6 million during the fourth quarter 2011.

The Torrey Pines Bank segment, which excludes discontinued operations, reported that loans increased $78 million during the fourth quarter 2012 and $189 million during the last 12 months to $1.51 billion. Deposits increased $65 million in the fourth quarter 2012 and $263 million over the last 12 months to $1.68 billion. Net income for Torrey Pines Bank was $5.2 million during the fourth quarter 2012 compared with net income of $6.4 million for the third quarter of 2012 and net income of $5.9 million during the fourth quarter 2011.

The other segment reported loans increased during the fourth quarter 2012 by $11 million as the result of the acquisition of Las Vegas Sunset Properties (former subsidiary of Western Liberty, now a subsidiary of Western Alliance Bancorporation) and increased $24 million during the last 12 months.

Attached to this press release is summarized financial information for the quarter ended December 31, 2012.

Subsequent Event

On January 18, 2013, the Company’s Western Alliance Bank subsidiary executed a definitive agreement to acquire Centennial Bank, located in Fountain Valley, California, for $57.5 million in cash, distribution of specified loans and assumption of Centennial Bank’s transactional expenses up to $1.0 million. Subject to bankruptcy court and regulatory approval, the transaction is expected to close in the late first quarter 2013. The Company expects the acquisition to be accretive to its earnings per share.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2012 financial results at 12:00 p.m. ET on Friday, January 25, 2013. Participants may access the call by dialing 1-888-317-6003 and using passcode: 7853474 or via live audio webcast using the website link: https://services.choruscall.com/links/wal130125.html. The webcast is also available via the Company’s website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET, January 25th through February 25th at 9:00 a.m. ET by dialing 1-877-344-7529 using the conference number 10023314.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, Western Alliance Bank doing business as Alliance Bank of Arizona and First Independent Bank, and Torrey Pines Bank. These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16
2 Non GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the Three Months			For the Twelve Months
	Ended December 31,			Ended December 31,
	2012	2011	Change %	2012	2011	Change %
Selected Balance Sheet Data:
(dollars in millions)
Total assets	$7,622.6	$6,844.5	11.4%
Loans, net of deferred fees	5,709.3	4,780.1	19.4
Securities and money market investments	1,236.6	1,490.5	(17.0)
Total deposits	6,455.2	5,658.5	14.1
Borrowings	272.7	476.9	(42.8)
Junior subordinated debt	36.2	37.0	(2.2)
Stockholders' equity	759.6	636.7	19.3

Selected Income Statement Data:
(dollars in thousands)
Interest income	$84,343	$76,846	9.8%	$318,295	$296,591	7.3%
Interest expense	6,888	8,147	(15.5)	28,032	38,923	(28.0)
Net interest income	77,455	68,699	12.7	290,263	257,668	12.6
Provision for loan losses	11,501	13,076	(12.0)	46,844	46,188	1.4
Net interest income after provision for credit losses	65,954	55,623	18.6	243,419	211,480	15.1
Non-interest income	24,463	4,948	394.4	44,726	34,457	29.8
Non-interest expense	48,989	50,963	(3.9)	188,860	195,598	(3.4)
Income from continuing operations before income taxes	41,428	9,608	331.2	99,285	50,339	97.2
Income tax expense	7,509	2,011	273.4	23,961	16,849	42.2
Income from continuing operations	33,919	7,597	346.5	75,324	33,490	124.9%
Loss on discontinued operations, net	(1,804)	(496)	(263.7)	(2,490)	(1,996)
Net income	$32,115	$7,101	352.3%	$72,834	$31,494
Diluted net income per common share from continuing operations	$0.39	$0.07		$0.86	$0.21
Diluted net loss per common share from discontinued operations, net of tax	$(0.02)	$(0.01)		$(0.03)	$(0.02)
Diluted net income per common share	$0.37	$0.07	428.6%	$0.83	$0.19	342.2%

Common Share Data:
Diluted net income per common share	$0.37	$0.07	428.6%	$0.83	$0.19	342.2%
Book value per common share	$7.15	$6.02	18.8%
Tangible book value per share, net of tax (1)	$6.84	$5.63	21.4%
Average shares outstanding (in thousands):
Basic	84,416	81,026	4.2	82,285	80,909	1.7
Diluted	85,152	81,368	4.7	82,912	81,183	2.1
Common shares outstanding	86,465	82,362	5.0

(1)	See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited

	At or for the Three Months			For the Twelve Months
	Ended December 31,			Ended December 31,
	2012	2011	Change %	2012	2011	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	1.68%	0.42%	300.0%	1.01%	0.49%	106.1%
Return on average stockholders' equity (1)	17.03	4.34	292.4	10.54	4.99	111.2
Net interest margin (1)	4.55	4.51	0.9	4.49	4.37	2.7
Net interest spread	4.37	4.30	1.6	4.31	4.12	4.6
Efficiency ratio - tax equivalent basis (2)	53.48	56.49	(5.3)	55.39	59.46	(6.9)
Loan to deposit ratio	88.45	84.48	4.7

Capital Ratios:
Tangible equity (2)	9.6%	8.8%	8.9%
Tangible common equity (2)	7.8	6.8	14.8
Tier one common equity (2)	8.6	8.1	5.9
Tier 1 Leverage ratio (3)	10.1	9.8	3.1
Tier 1 Risk Based Capital (3)	11.3	11.3	0.0
Total Risk Based Capital (3)	12.6	12.6	0.0

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	0.99%	1.24%	(20.2)%	0.99%	1.32%	(25.0)%
Nonaccrual loans to gross loans	1.83	1.89	(3.2)
Nonaccrual loans and repossessed assets to total assets	2.39	2.62	(8.8)
Loans past due 90 days and still accruing to total loans	0.02	0.05	(60.0)
Allowance for credit losses to loans	1.67	2.07	(19.3)
Allowance for credit losses to nonaccrual loans	91.13	109.71	(16.9)

(1)	Annualized for the three month periods ended December 31, 2012 and 2011. See tables on page 12 and 13.
(2)	See Reconciliation of Non-GAAP Financial Measures.
(3)	Capital ratios are preliminary until Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Interest income:	(dollars in thousands)
Loans	$75,303	$67,102	$280,985	$261,443
Investment securities	8,794	9,591	36,802	34,419
Federal funds sold and other	246	153	508	729
Total interest income	84,343	76,846	318,295	296,591
Interest expense:
Deposits	3,890	5,549	16,794	27,977
Customer repurchase agreements	35	73	194	336
Borrowings	2,493	2,053	9,116	8,282
Junior subordinated debt	470	472	1,928	2,328
Total interest expense	6,888	8,147	28,032	38,923
Net interest income	77,455	68,699	290,263	257,668
Provision for credit losses	11,501	13,076	46,844	46,188
Net interest income after provision for credit losses	65,954	55,623	243,419	211,480
Non-interest income:
Unrealized gains (losses) on assets/liabilities measured at fair value, net	(48)	(626)	653	5,621
Securities impairment charges	-	-	-	(226)
Gains on sales of investment securities, net	1,447	(28)	3,949	4,798
Service charges	2,438	2,238	9,452	9,102
Bank owned life insurance	1,080	1,177	4,439	5,372
Amortization of affordable housing investments	(1,069)	-	(1,779)	-
Bargain purchase gain from acquisition	17,562	-	17,562	-
Other	3,053	2,187	10,450	9,790
	24,463	4,948	44,726	34,457
Non-interest expenses:
Salaries and employee benefits	26,885	24,021	105,044	93,140
Occupancy	4,769	4,948	18,815	19,972
Net loss on sales and valuations of repossessed assets	529	7,702	4,207	24,592
Insurance	2,188	2,166	8,511	11,045
Loan and repossessed asset expenses	2,102	1,661	6,675	8,126
Legal, professional and director's fees	1,849	2,039	8,229	7,678
Marketing	1,546	1,294	5,607	4,676
Data Processing	2,071	895	5,749	3,566
Intangible amortization	596	889	3,256	3,559
Customer service	678	716	2,604	3,336
Merger/restructure expense	2,706	482	2,819	1,564
Goodwill and intangible impairment	-	-	3,435	-
Other	3,070	4,150	13,909	14,344
	48,989	50,963	188,860	195,598
Income from continuing operations before income taxes	41,428	9,608	99,285	50,339
Income tax expense	7,509	2,011	23,961	16,849
Income from continuing operations	33,919	7,597	75,324	33,490
Loss from discontinued operations net of tax benefit	(1,804)	(496)	(2,490)	(1,996)
Net income	32,115	7,101	72,834	31,494
Preferred stock dividends	353	1,781	3,793	7,033
Accretion on preferred stock discount	-	-	-	9,173
Net income available to common stockholders	$31,762	$5,320	$69,041	$15,288
Diluted net income per share	$0.37	$0.07	$0.83	$0.19

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
Interest income:	(in thousands, except per share data)
Loans	$75,303	$69,580	$68,342	$67,760	$67,102
Investment securities	8,794	9,034	9,389	9,585	9,591
Federal funds sold and other	246	55	115	92	153
Total interest income	84,343	78,669	77,846	77,437	76,846
Interest expense:
Deposits	3,890	3,974	4,168	4,762	5,549
Borrowings and customer repurchase agreements	2,528	2,262	2,386	2,134	2,126
Junior subordinated debt	470	487	487	484	472
Total interest expense	6,888	6,723	7,041	7,380	8,147
Net interest income	77,455	71,946	70,805	70,057	68,699
Provision for credit losses	11,501	8,932	13,330	13,081	13,076
Net interest income after provision for credit losses	65,954	63,014	57,475	56,976	55,623
Non-interest income:
Mark-to-market gains (losses), net	(48)	470	564	(333)	(626)
Gains on sales of investment securities, net	1,447	1,031	1,110	361	(28)
Service charges	2,438	2,412	2,317	2,285	2,238
Bank owned life insurance	1,080	1,116	1,120	1,123	1,177
Amortization of affordable housing investments	(1,069)	(651)	(59)	-	-
Bargain purchase gain from acquisition	17,562	-	-	-	-
Other	3,053	2,604	2,345	2,448	2,187
	24,463	6,982	7,397	5,884	4,948
Non-interest expenses:
Salaries and employee benefits	26,885	25,500	25,995	26,664	24,021
Occupancy	4,769	4,655	4,669	4,722	4,948
Insurance	2,188	2,121	2,152	2,050	2,166
Loan and repossessed asset expenses	2,102	1,236	1,653	1,684	1,661
Net loss on sales and valuations of repossessed assets	529	126	901	2,651	7,702
Legal, professional and director's fees	1,849	2,291	2,517	1,572	2,039
Marketing	1,546	1,231	1,459	1,371	1,294
Intangible amortization	596	880	890	890	889
Customer service	678	653	682	591	716
Data Processing	2,071	1,390	1,293	995	895
Merger/restructure expense	2,706	113	-	-	482
Goodwill and intangible impairment	-	3,435	-	-	-
Other	3,070	3,912	3,220	3,707	4,150
	48,989	47,543	45,431	46,897	50,963
Income from continuing operations before income taxes	41,428	22,453	19,441	15,963	9,608
Income tax expense	7,509	6,752	5,259	4,441	2,011
Income from continuing operations	$33,919	$15,701	$14,182	$11,522	$7,597
Loss from discontinued operations, net of tax	(1,804)	(243)	(221)	(222)	(496)
Net income	$32,115	$15,458	$13,961	$11,300	$7,101
Preferred stock dividends	353	352	1,325	1,763	1,781
Net Income available to common stockholders	$31,762	$15,106	$12,636	$9,537	$5,320
Diluted net income per share	$0.37	$0.18	$0.15	$0.12	$0.07

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited

	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
Assets:	(in millions)
Cash and due from banks	$204.6	$168.1	$178.9	$179.8	$155.0
Securities purchased under agreement to resell	-	139.8	-	-	-
Cash and cash equivalents	204.6	307.9	178.9	179.8	155.0
Securities and money market investments	1,236.6	1,338.9	1,401.5	1,423.2	1,490.5
Loans held for sale	31.1	-	-	-	-
Loans held for investment:
Commercial	1,947.8	1,756.0	1,573.6	1,436.5	1,336.6
Commercial real estate - owner occupied	1,396.8	1,331.3	1,310.3	1,289.9	1,252.2
Construction and land development	394.3	379.8	360.6	347.7	381.7
Commercial real estate - non-owner occupied	1,505.6	1,407.1	1,440.4	1,365.6	1,301.2
Residential real estate	407.9	408.4	430.4	434.5	443.0
Consumer	31.8	56.6	55.8	58.7	72.5
Deferred fees, net	(6.0)	(6.3)	(6.3)	(6.7)	(7.1)
	5,678.2	5,332.9	5,164.8	4,926.2	4,780.1
Allowance for credit losses	(95.4)	(97.4)	(97.5)	(98.1)	(99.2)
Loans, net	5,582.8	5,235.5	5,067.3	4,828.1	4,680.9
Premises and equipment, net	107.9	106.9	106.9	105.1	105.5
Other repossessed assets	77.2	78.2	77.0	81.4	89.1
Bank owned life insurance	138.3	137.3	136.1	135.0	133.9
Goodwill and other intangibles	29.8	29.0	34.0	34.8	35.7
Other assets	214.3	169.9	161.9	137.9	153.9
Total assets	$7,622.6	$7,403.6	$7,163.6	$6,925.3	$6,844.5
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,933.2	$1,840.8	$1,842.1	$1,757.7	$1,558.2
Interest bearing:
Demand	582.3	514.7	540.6	527.2	482.7
Savings and money market	2,573.5	2,541.2	2,438.4	2,224.1	2,166.6
Time certificates	1,366.2	1,265.3	1,180.3	1,390.1	1,451.0
Total deposits	6,455.2	6,162.0	6,001.4	5,899.1	5,658.5
Customer repurchase agreements	79.0	73.1	86.9	114.4	123.6
Total customer funds	6,534.2	6,235.1	6,088.3	6,013.5	5,782.1
Securities sold short	-	138.3	-	-	-
Borrowings	193.7	223.6	303.5	193.4	353.3
Junior subordinated debt	36.2	36.2	36.7	37.3	37.0
Accrued interest payable and other liabilities	98.9	72.4	63.0	27.0	35.4
Total liabilities	6,863.0	6,705.6	6,491.5	6,271.2	6,207.8
Stockholders' Equity
Common stock and additional paid-in capital	784.9	751.1	748.1	746.2	743.8
Preferred Stock	141.0	141.0	141.0	141.0	141.0
Accumulated deficit	(174.5)	(206.2)	(221.3)	(234.0)	(243.5)
Accumulated other comprehensive income (loss)	8.2	12.1	4.3	0.9	(4.6)
Total stockholders' equity	759.6	698.0	672.1	654.1	636.7
Total liabilities and stockholders' equity	$7,622.6	$7,403.6	$7,163.6	$6,925.3	$6,844.5

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
	(in thousands)
Balance, beginning of period	$97,410	$97,512	$98,122	$99,170	$100,216
Provision for credit losses	11,501	8,932	13,330	13,081	13,076
Recoveries of loans previously charged-off:
Construction and land development	2,033	567	217	86	354
Commercial real estate	397	633	561	1,705	755
Residential real estate	313	153	274	340	179
Commercial and industrial	372	501	1,417	777	603
Consumer	63	38	214	38	64
Total recoveries	3,178	1,892	2,683	2,946	1,955
Loans charged-off:
Construction and land development	405	2,315	3,185	5,087	3,155
Commercial real estate	7,143	1,470	5,641	4,912	9,244
Residential real estate	1,307	2,242	2,094	1,420	1,895
Commercial and industrial	4,654	4,100	4,933	3,654	1,004
Consumer (1)	3,153	799	770	2,002	779
Total loans charged-off	16,662	10,926	16,623	17,075	16,077
Net loans charged-off	13,484	9,034	13,940	14,129	14,122
Balance, end of period	$95,427	$97,410	$97,512	$98,122	$99,170

Net charge-offs (annualized) to average loans outstanding	0.99%	0.70%	1.11%	1.18%	1.24%
Allowance for credit losses to gross loans	1.67	1.83	1.89	1.99	2.07
Nonaccrual loans	$104,716	$121,238	$104,324	$103,486	$90,392
Repossessed assets	77,247	78,234	76,994	81,445	89,104
Loans past due 90 days, still accruing	1,388	1,710	795	1,011	2,589
Loans past due 30 to 89 days, still accruing	16,565	10,181	13,848	12,040	13,731
Classified loans on accrual	112,637	116,841	135,913	98,170	112,147
Watch loans	103,550	97,681	91,924	132,829	147,112

(1)	Increase due to planned disposition of affinity credit card business

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Three Months Ended December 31,
	2012 (2)			2011
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$1,329.3	$8,794	3.25%	$1,452.8	$9,591	3.01%
Federal funds sold and other	1.3	1	0.28%	2.4	-	0.00%
Loans (1)	5,450.0	75,303	5.60%	4,557.0	67,102	5.84%
Short term investments	267.1	14	0.02%	125.1	127	0.40%
Investment in restricted stock	32.0	231	2.89%	34.1	26	0.30%
Total interest earning assets	7,079.7	84,343	4.94%	6,171.4	76,846	5.03%
Non-interest earning assets
Cash and due from banks	121.2			113.4
Allowance for credit losses	(99.1)			(100.8)
Bank owned life insurance	137.6			133.1
Other assets	364.0			351.9
Total assets	$7,603.4			$6,669.0
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$528.1	$301	0.23%	$475.8	$333	0.28%
Savings and money market	2,539.8	1,973	0.31%	2,174.4	2,431	0.44%
Time certificates of deposit	1,406.9	1,616	0.46%	1,463.9	2,785	0.75%
Total interest-bearing deposits	4,474.8	3,890	0.35%	4,114.1	5,549	0.54%
Borrowings	299.6	2,528	3.38%	266.8	2,126	3.16%
Junior subordinated debt	36.2	470	5.19%	36.4	472	5.14%
Total interest-bearing liabilities	4,810.6	6,888	0.57%	4,417.3	8,147	0.73%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,948.4			1,575.0
Other liabilities	94.4			27.9
Stockholders’ equity	750.0			648.8
Total liabilities and stockholders' equity	$7,603.4			$6,669.0
Net interest income and margin		$77,455	4.55%		$68,699	4.51%
Net interest spread			4.37%			4.30%

(1)	Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $3,012 and $1,425 for the fourth quarter ended 2012 and 2011, respectively.
(2)	Yields for 2012 calculated on a 30-day month/360-days-per-year basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Twelve Months Ended December 31,
	2012 (2)			2011
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$1,385.3	$36,802	3.17%	$1,307.1	$34,419	2.86%
Federal funds sold & other	0.6	2	0.33%	0.9	1	0.11%
Loans (1)	5,110.2	280,985	5.55%	4,373.5	261,443	5.98%
Short term investments	155.8	140	0.09%	247.0	629	0.25%
Investment in restricted stock	33.1	366	1.11%	35.6	99	0.28%
Total interest earnings assets	6,685.0	318,295	4.91%	5,964.1	296,591	5.02%
Non-interest earning assets
Cash and due from banks	116.9			119.5
Allowance for credit losses	(98.9)			(105.9)
Bank owned life insurance	136.0			131.6
Other assets	354.4			377.1
Total assets	$7,193.4			$6,486.4
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$515.3	$1,220	0.24%	$478.3	$1,759	0.37%
Savings and money market	2,371.5	8,088	0.34%	2,105.3	12,858	0.61%
Time certificates of deposits	1,359.5	7,486	0.55%	1,460.7	13,360	0.91%
Total interest-bearing deposits	4,246.3	16,794	0.40%	4,044.3	27,977	0.69%
Borrowings	369.0	9,310	2.52%	234.8	8,618	3.67%
Junior subordinated debt	36.8	1,928	5.24%	41.3	2,328	5.64%
Total interest-bearing liabilities	$4,652.1	28,032	0.60%	$4,320.4	38,923	0.90%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,788.3			1,509.4
Other liabilities	62.0			25.3
Stockholders’ equity	691.0			631.3
Total liabilities and stockholders' equity	$7,193.4			$6,486.4
Net interest income and margin		$290,263	4.49%		$257,668	4.37%
Net interest spread			4.31%			4.12%

(1)	Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $9,738 and $3,014 for the twelve months December 31, 2012 and 2011, respectively.
(2)	Yields for 2012 were calculated on a 30-day month/360-days-per-year basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At December 31, 2012	(dollars in millions)
Assets	$3,029.1	$2,565.1	$2,019.8	$902.0	$(893.4)	$7,622.6
Held for sale loans	-	-	31.1	-	-	31.1
Gross loans and deferred fees, net	2,183.3	2,037.1	1,477.1	23.5	(42.8)	5,678.2
Less: Allowance for credit losses	(58.2)	(21.3)	(15.6)	(0.3)	-	(95.4)
Net loans	2,125.1	2,015.8	1,461.5	23.2	(42.8)	5,582.8
Goodwill	23.2	-	-	-	-	23.2
Deposits	2,569.1	2,224.2	1,679.3	-	(17.4)	6,455.2
FHLB advances and other	-	25.0	95.0	-	-	120.0
Stockholders' equity	378.2	224.0	169.1	780.9	(792.6)	759.6

No. of branches	12	16	12	-	-	40
No. of FTE	400	254	233	95	-	982

Three Months Ended December 31, 2012:	(in thousands)
Net interest income	$30,127	$26,745	$22,247	$(1,664)	$-	$77,455
Provision for credit losses	6,532	1,369	3,300	300	-	11,501
Net interest income (loss) after provision for credit losses	23,595	25,376	18,947	(1,964)	-	65,954
Non-interest income (1)	5,269	1,546	763	19,959	(3,074)	24,463
Non-interest expense	(18,616)	(13,155)	(11,349)	(8,943)	3,074	(48,989)
Income (loss) from continuing operations before income taxes	10,248	13,767	8,361	9,052	-	41,428
Income tax expense (benefit)	2,692	3,349	3,146	(1,678)	-	7,509
Income (loss) from continuing operations	7,556	10,418	5,215	10,730	-	33,919
Loss from discontinued operations, net	-	-	-	(1,804)	-	(1,804)
Net income (loss)	$7,556	$10,418	$5,215	$8,926	$-	$32,115

Twelve Months Ended December 31, 2012:	(in thousands)
Net interest income	$113,181	$98,309	$86,653	$(7,880)	$-	$290,263
Provision for credit losses	35,378	2,584	8,582	300	-	46,844
Net interest income (loss) after provision for credit losses	77,803	95,725	78,071	(8,180)	-	243,419
Non-interest income (1)	16,401	6,566	3,875	29,684	(11,800)	44,726
Non-interest expense	(72,052)	(49,141)	(44,841)	(34,626)	11,800	(188,860)
Income (loss) from continuing operations before income taxes	22,152	53,150	37,105	(13,122)	-	99,285
Income tax expense (benefit)	4,033	16,380	14,401	(10,853)	-	23,961
Income (loss) from continuing operations	18,119	36,770	22,704	(2,269)	-	75,324
Loss from discontinued operations, net	-	-	-	(2,490)	-	(2,490)
Net income (loss)	$18,119	$36,770	$22,704	$(4,759)	$-	$72,834

*	Excludes discontinued operations
(1)	Includes bargain purchase gain on acquisition

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At December 31, 2011	(dollars in millions)
Assets	$2,877.6	$2,234.7	$1,728.4	$762.3	$(758.5)	$6,844.5
Gross loans and deferred fees, net	1,859.1	1,644.9	1,318.9	-	(42.8)	4,780.1
Less: Allowance for credit losses	(61.0)	(21.7)	(16.5)	-	-	(99.2)
Net loans	1,798.1	1,623.2	1,302.4	-	(42.8)	4,680.9
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,377.3	1,877.5	1,416.8	-	(13.1)	5,658.5
FHLB advances and other	115.0	55.0	110.0	-	-	280.0
Stockholders' equity	320.8	192.7	152.8	644.0	(673.6)	636.7

No. of branches	11	16	12	-	-	39
No. of FTE	405	222	214	101	-	942

Three Months Ended December 31, 2011:	(in thousands)
Net interest income	$27,734	$22,499	$20,554	$(2,088)	$-	$68,699
Provision for credit losses	9,000	3,470	606	-	-	13,076
Net interest income (loss) after provision for credit losses	18,734	19,029	19,948	(2,088)	-	55,623
Non-interest income	3,450	1,491	1,028	1,248	(2,269)	4,948
Non-interest expense	(21,159)	(12,070)	(10,970)	(9,033)	2,269	(50,963)
Income (loss) from continuing operations before income taxes	1,025	8,450	10,006	(9,873)	-	9,608
Income tax expense (benefit)	(142)	2,807	4,078	(4,732)	-	2,011
Income (loss) from continuing operations	1,167	5,643	5,928	(5,141)	-	7,597
Loss from discontinued operations, net	-	-	-	(496)	-	(496)
Net income (loss)	$1,167	$5,643	$5,928	$(5,637)	$-	$7,101

Twelve Months Ended December 31, 2011:	(in thousands)
Net interest income	$107,316	$82,949	$76,143	$(8,740)	$-	$257,668
Provision for credit losses	29,623	10,076	6,489	-	-	46,188
Net interest income (loss) after provision for credit losses	77,693	72,873	69,654	(8,740)	-	211,480
Non-interest income	17,221	7,378	5,085	12,781	(8,008)	34,457
Non-interest expense	(85,813)	(49,517)	(41,559)	(26,717)	8,008	(195,598)
Income (loss) from continuing operations before income taxes	9,101	30,734	33,180	(22,676)	-	50,339
Income tax expense (benefit)	1,626	10,890	13,676	(9,343)	-	16,849
Income (loss) from continuing operations	7,475	19,844	19,504	(13,333)	-	33,490
Loss from discontinued operations, net	-	-	-	(1,996)	-	(1,996)
Net income (loss)	$7,475	$19,844	$19,504	$(15,329)	$-	$31,494

*	Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
	(dollars in thousands)
Total stockholder's equity	$759,616	$698,011	$672,120	$654,045	$636,683
Less:
Goodwill and intangible assets	29,763	28,989	33,953	34,843	35,732
Total tangible stockholders' equity	729,853	669,022	638,167	619,202	600,951
Less:
Preferred stock	141,000	141,000	141,000	141,000	141,000
Total tangible common equity	588,853	528,022	497,167	478,202	459,951
Add:
Deferred tax	2,289	2,033	2,896	3,209	3,522
Total tangible common equity, net of tax	$591,142	$530,055	$500,063	$481,411	$463,473
Total assets	$7,622,637	$7,403,603	$7,163,572	$6,925,292	$6,844,541
Less:
Goodwill and intangible assets	29,763	28,989	33,953	34,843	35,732
Tangible assets	7,592,874	7,374,614	7,129,619	6,890,449	6,808,809
Add:
Deferred tax	2,289	2,033	2,896	3,209	3,522
Total tangible assets, net of tax	$7,595,163	$7,376,647	$7,132,515	$6,893,658	$6,812,331
Tangible equity ratio (1)	9.6%	9.1%	8.9%	9.0%	8.8%
Tangible common equity ratio (2)	7.8%	7.2%	7.0%	6.9%	6.8%
Common shares outstanding	86,465	83,455	83,157	83,145	82,362
Tangible book value per share, net of tax (3)	$6.84	$6.35	$6.01	$5.79	$5.63

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
	(in thousands)
Total non-interest income	$24,463	$6,982	$7,397	$5,884	$4,948
Less:
Mark-to-market (losses) gains, net	(48)	470	564	(333)	(626)
Gain on sale of subsidiary/non-controlling interest	116	776	-	-	-
Bargain purchase gain from acquisition	17,562	-	-	-	-
Legal settlements	879	-	-	-	-
Mutual fund gains	483	-	-	-	-
Loss on LIHTC investments	(1,069)	(651)	(59)	-	-
Gains on sales of investment securities, net	1,447	1,031	1,110	361	(28)
Total operating non-interest income	5,093	5,356	5,782	5,856	5,602
Add: net interest income	77,455	71,946	70,805	70,057	68,699
Net revenue (4)	$82,548	$77,302	$76,587	$75,913	$74,301

Total non-interest expense	$48,989	$47,543	$45,431	$46,897	$50,963
Less:
Net loss (gain) on sales/valuations of repossessed assets	529	126	901	2,651	7,702
Merger/restructure	2,706	113	-	-	482
Goodwill impairment	-	3,435	-	-	-
Total operating non-interest expense (4)	$45,754	$43,869	$44,530	$44,246	$42,779

Net revenue	$82,548	$77,302	$76,587	$75,913	$74,301
Less:
Operating non-interest expense	45,754	43,869	44,530	44,246	42,779
Pre-tax, pre-provision operating earnings (5)	$36,794	$33,433	$32,057	$31,667	$31,522

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
	(in thousands)
Total operating non-interest expense	$45,754	$43,869	$44,530	$44,246	$42,779
Divided by:
Total net interest income	$77,455	$71,946	$70,805	$70,057	$68,699
Add:
Tax equivalent interest adjustment	3,012	2,655	2,310	1,761	1,425
Operating non-interest income	5,093	5,356	5,782	5,856	5,602
	$85,560	$79,957	$78,897	$77,674	$75,726
Efficiency ratio - tax equivalent basis (6)	53.5%	54.9%	56.4%	57.0%	56.5%

	Twelve Months Ended
	December 31,	December 31,
	2012	2011
	(in thousands)
Total operating non-interest expense	$178,399	$169,442
Divided by:
Total net interest income	$290,263	$257,668
Add:
Tax equivalent interest adjustment	9,738	3,014
Operating non-interest income	22,087	24,264
	$322,088	$284,946
Efficiency ratio - tax equivalent basis (6)	55.4%	59.5%

	Three Months Ended
	December 31,	December 31,
	2012	2011
	(in thousands)
Stockholder's equity	$759,616	$636,683
Less:
Accumulated other comprehensive (loss) income	8,243	(4,593)
Non-qualifying goodwill and intangibles	27,520	32,914
Other non-qualifying assets	2	3
Disallowed unrealized losses on equity securities	-	2,572
Add:
Qualifying trust preferred securities	44,819	45,317
Tier 1 capital (regulatory) (7)(10)	768,670	651,104
Less:
Qualifying non-controlling interests	-	61
Qualifying trust preferred securities	44,819	45,317
Preferred stock	141,000	141,000
Estimated Tier 1 common equity (8)(10)	$582,851	$464,726
Divided by:
Estimated risk-weighted assets (regulatory) (8)(10)	$6,797,170	$5,752,981
Tier 1 common equity ratio (8)(10)	8.6%	8.1%

	December 31,	December 31,
	2012	2011
	(in thousands)
Classified assets	$294,519	$292,628
Divide:
Tier 1 capital (regulatory) (7)(10)	768,670	651,104
Plus: Allowance for credit losses	95,427	99,170
Total Tier 1 capital plus allowance for credit losses	$864,097	$750,274
Classified assets to Tier 1 capital plus allowance (9)(10)	34%	39%

(1)	We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2)	We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(3)	We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(5)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company, which is otherwise obscured by the asset quality issues.
(6)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(7)

Under the guidelines of the Federal Reserve and the FDIC in effect, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(8)

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items, are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio with which to analyze and evaluate financial condition and capital strength.

(9)	We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.
(10)	Preliminary until Call Reports are filed.

CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476